As filed with the Securities and Exchange Commission on March 30, 1999


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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                               HAGLER BAILLY, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                         (State or other jurisdiction of
                         incorporation or organization)

                                   54-1759180
                      (I.R.S. Employer Identification No.)

                              1530 Wilson Boulevard
                            Arlington, VA 22209-2406
                                 (703) 351-0300
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

         Hagler Bailly, Inc. Employee Incentive and Non-Qualified Stock
                        Option and Restricted Stock Plan
                            (Full title of the Plan)


                              Stephen V. R. Whitman
                    Senior Vice President and General Counsel
                               Hagler Bailly, Inc.
                              1530 Wilson Boulevard
                            Arlington, VA 22209-2406
                                 (703) 351-0300

 (Name, address and telephone number, including area code, of agent for service)

                                    Copy to:
                          David B.H. Martin, Jr., Esq.
                             Hogan & Hartson L.L.P.
                           555 Thirteenth Street, N.W.
                           Washington, D.C. 20004-1109
                                 (202) 637-5600
                            ------------------------

                         CALCULATION OF REGISTRATION FEE

------------------------------------------- ----------------- --------------------- -------------------- --------------
                                                 Amount         Proposed maximum     Proposed maximum      Amount of
           Title of securities                   to be           offering price     aggregate offering   registration
             to be registered                  Registered        per share (1)           price (1)          fee (1)
------------------------------------------- ----------------- --------------------- -------------------- --------------

Common Stock                                   1,800,000             $6.25            $11,250,000.00       $3,127.50
------------------------------------------- ----------------- --------------------- -------------------- --------------

------------------------------------------- ----------------- --------------------- -------------------- --------------

(1) Estimated pursuant to Rule 457(c) and (h) solely for purposes of calculating the amount of registration fee. The proposed maximum offering price per share was determined by calculating the weighted average exercise price of 1,800,00 shares of Common Stock being offered at an exercise price of $6.25 based on the average of the bid and ask prices per share of the Common Stock on March 23, 1999, as reported on The Nasdaq National Market.


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







                  Pursuant to Instruction E of Form S-8, this registration statement is being filed to register additional securities of the same class as were registered on the Form S-8 filed by the Registrant on June 12, 1998, SEC
Registration No. 333-56759, the contents of which are incorporated by reference herein.

                                     PART II
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

Item 8. Exhibits.

  Exhibit
  Number                                                Description

                  5                 Opinion of Stephen V.R. Whitman, Esq. regarding the legality of the shares being registered.

                  23.1              Consent of Stephen V.R. Whitman, Esq. (included in his opinion filed as Exhibit 5 hereto).

                  23.2              Consent of Ernst & Young LLP.

                  24.1              Power of Attorney (included on signature page).


                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Arlington, Commonwealth of Virginia, on this ___ day of _______, 1999.


                               HAGLER BAILLY, INC.


                                       By:
                             Henri-Claude A. Bailly
                      President and Chief Executive Officer


                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Henri-Claude A. Bailly and Stephen V.R. Whitman, and each of them, his or her true and lawful attorney-in-fact and agent, with power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with all exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



Signature                                                    Title                                      Date

/s/ Henri-Claude A. Bailly                  President and Chief                              March 30, 1999
------------------------------------
Henri-Claude A. Bailly                      Executive Officer (Principal
                                            Executive Officer)

/s/ Glenn J. Dozier                         Senior Vice President, Chief                     March 30, 1999
Glenn J. Dozier                             Financial Officer and Treasurer
                                            (Principal Financial Officer
                                            and Principal Accounting Officer)


/s/ Howard W. Pifer, III                    Chairman                                         March 30, 1999
------------------------------------
Howard W. Pifer, III


/s/ Gene Brown                              Director                                         March 30, 1999
R. Gene Brown


/s/ Jasjeet S. Cheema                       Director                                         March 30, 1999
------------------------------------
Jasjeet S. Cheema


/s/ William E. Dickenson                    Director                                         March 30, 1999
------------------------------------
William E. Dickenson


/s/ Robert W. Fri                           Director                                         March 30, 1999
------------------------------------
Robert W. Fri

/s/ Richard H. O'Toole                      Director                                         March 30, 1999
------------------------------------
Richard H. O'Toole

/s/ Fred M. Schriever                       Director                                         March 30, 1999
------------------------------------
Fred M. Schriever

/s/ Alain M. Streicher                      Director                                         March 30, 1999
------------------------------------
Alain M. Streicher

/s/ Michael D. Yokell                       Director                                         March 30, 1999
------------------------------------
Michael D. Yokell


                                  EXHIBIT INDEX

 Exhibit

 5              Opinion of Stephen V.R. Whitman, Esq.
 23.1           Consent of Stephen V.R. Whitman, Esq. (See Exhibit 5).
 23.2           Consent of Ernst & Young LLP.
 24.1           Power of Attorney (included on signature page).